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

                       ENERGIZER SUBSIDIARIES        11/1/00
                       -------------------------------------

                                           Jurisdictions of             Percentage
Subsidiary Name                            Incorporation                 of Control
-----------------------------------------  ----------------             -----------
Energizer Argentina S.A.                   Argentina                           100%
Energizer Australia Pty. Ltd.              Australia                           100%
Energizer Austria Ges.m.b.H.               Austria                             100%
Energizer Sales Ltd.                       Barbados                            100%
Energizer Belgium                          Belgium                             100%
Energizer Insurance Company Ltd.           Bermuda                             100%
Energizer do Brasil Ltda.                  Brazil                              100%
Energizer Canada Inc.                      Canada                              100%
Eveready de Chile S.A.                     Chile                               100%
Energizer (China) Co., Ltd.                China                               100%
Eveready de Colombia, S.A.                 Colombia                            100%
Energizer Czech spol.sr.o.                 Czech Republic                      100%
EBC Batteries, Inc.                        Delaware                            100%
Energizer Asia Pacific, Inc.               Delaware                            100%
Energizer International, Inc.              Delaware                            100%
Energizer Japan, Inc.                      Delaware                            100%
Energizer Middle East and Africa Limited   Delaware                            100%
Energizer (South Africa) Ltd.              Delaware                            100%
Eveready Battery Company, Inc.             Delaware                            100%
MKTE, Inc.                                 Delaware                            100%
Energizer Receivables Funding Corporation  Delaware                            100%
Eveready Ecuador C.A.                      Ecuador                             100%
Energizer Egypt S.A.E.                     Egypt                                51%
Energizer France                           France                              100%
Fibat S.A.                                 France                               20%
Energizer Deutschland G.m.b.H.             Germany                             100%
Eveready Ghana Limited                     Ghana                              66.6%
Energizer Hellas A.E.                      Greece                              100%
Energizer Hong Kong Limited                Hong Kong                           100%
Eveready Hong Kong Company                 Hong Kong          100%     Partnership
Sonca Products Limited                     Hong Kong                           100%
Energizer Hungary Trading Ltd.             Hungary                             100%
EBC (India) Company Ltd.                   India                               100%
Energizer India Limited                    India             51%     Joint Venture
Eveready Energizer Miniatures Limited      India             49%     Joint Venture
PT Energizer Indonesia                     Indonesia                            80%
PT Energizer Trading Indonesia             Indonesia                           100%
Energizer Ireland Limited                  Ireland                             100%
Energizer Italia S.p.A.                    Italy                               100%
Eveready Batteries Kenya Ltd.              Kenya                                14%
Energizer Korea Ltd.                       Korea                               100%
Energizer Malaysia SDN.BHD.                Malaysia                             80%
Eveready de Mexico S.A. de C.V.            Mexico                              100%
Energizer Holdings, Inc.                   Missouri                            100%
Energizer NZ Limited                       New Zealand                         100%
Eveready NZ Limited                        New Zealand                         100%
Energizer Philippines, Inc.                Philippines                         100%
Energizer Polska Sp. zo.o                  Poland                              100%
Energizer Puerto Rico, Inc.                Puerto Rico                         100%
Energizer LLC                              Russia                              100%
Energizer Singapore Pte. Ltd.              Singapore                           100%
Energizer Slovakia, Spol.Sr.O.             Slovak Republic                     100%
Energizer Lanka Limited                    Sri Lanka                            60%
Energizer SA                               Switzerland                         100%
Energizer (Thailand) Limited               Thailand                            100%
BCL (MVL)  Limited                         UK                                  100%
Berec Overseas Investments Limited         UK                                  100%
Energizer Financial Service Centre Ltd.    UK                                  100%
Energizer Holdings UK Company              UK                                  100%
Ever Ready Limited                         UK                                  100%
Energizer Limited                          UK                                  100%
Energizer Trust Limited                    UK                                  100%
WER (MVL) 1998 Limited                     UK                                  100%
EBC Uruguay, S. A.                         Uruguay                             100%
Eveready de Venezuela, C.A.                Venezuela                           100%
-----------------------------------------  ----------------  ----------------------

*   In liquidation.
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